UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 27, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Boise Cascade Company (the “Company”), the Company’s shareholders approved the proposed 2016 Boise Cascade Omnibus Incentive Plan (the “Omnibus Incentive Plan”) previously described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2016 (the “Proxy Statement”). The principal purpose for adopting the Omnibus Incentive Plan was to allow the Company to continue to utilize the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code. Since the Company’s initial public offering, the Company had been relying on an exemption under Section 162(m) applicable to publicly held companies during a transition period following their initial public offering. The transition period was scheduled to expire at the Company’s 2017 Annual Meeting of Shareholders. The Omnibus Incentive Plan had been previously approved by the board of directors of the Company and was subject to shareholder approval.  The material terms of the Omnibus Incentive Plan are summarized in the Company’s Proxy Statement and are incorporated herein by reference. The summary of the Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan, a copy of which was filed as Appendix A to the Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: May 3, 2016